EXHIBIT 99.1


  BJ's Restaurants, Inc. Opens 2nd Tampa, Florida Restaurant at the
                       Citrus Park Town Center

    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Aug. 1, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its 62nd restaurant in Citrus Park, Florida, a suburb of Tampa, on July 31, 2007. The new BJ's Restaurant & Brewhouse is located at the main entrance of the Citrus Park Town Center Mall along Citrus Park Drive. The restaurant is approximately 8,000 square feet, contains seating for 250 guests and features BJ's extensive menu that includes BJ's signature deep-dish pizza, award winning handcrafted beer and our famous Pizookie(R) dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

    "We are pleased to open BJ's second restaurant in the Tampa area and our third restaurant in Florida," commented Jerry Deitchle, President and CEO. "Our new Citrus Park restaurant opened with solid sales for its first day of operations. Taken together with our first two Florida openings earlier this year in Pinellas Park and Orlando, we believe that we now have a strong base to build BJ's overall presence and brand awareness in this important market. We plan to open additional restaurants in Florida in the future. The Citrus Park restaurant is our seventh new restaurant opening to date during 2007 and, with six restaurants currently under construction, we remain on track to achieve our stated goal to open as many as 13 new restaurants this year."

    BJ's Restaurants, Inc. currently owns and operates 62 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service and hospitality remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed, handcrafted beers throughout the chain. The Company's restaurants are located in California (36), Texas (8), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio
(1) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 36 of our current 62 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 500-2400.


    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-500-2400